MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 1st day of June, 1992, by and between THE BALCOR COMPANY, a Delaware corporation, with its principal place of business at 4849 Golf Road, Skokie, Illinois 60077, or any Affiliate (as hereinafter defined) of The Balcor Company who shall join in this Agreement and make any advance, on behalf of The Balcor Company, pursuant to this Agreement (the "Lender"), and Balcor Realty Investors - 84, an Illinois limited partnership (the "Principal Partnership"), with its principal place of business at 4849 Golf Road, Skokie, Illinois 60077.

                                   RECITALS

A. Lender has made or may in the future make advances to, or has guaranteed or may in the future guarantee the obligations of the Principal Partnership from time to time; and

B. The Principal Partnership has made or may make advances to one or more of its subpartnerships, using funds provided by the Lender; and

C. The Principal Partnership and Lender wish to formalize their arrangement regarding advances and enter into this Agreement to cover all advances, including those previously made and those which may be made in the future; and

D. All current advances are payable on demand, and to induce Lender to forego, on the date hereof, demand on such advances, and to provide security to Lender for advances previously made and for additional advances which may be made in the future, the Principal Partnership and/or one or more subpartnerships will pledge certain assets as security for Borrower's Liabilities (as hereinafter defined); and

E. The parties anticipate that upon request by the Principal Partnership from time to time, Lender may at its sole option and in its sole and absolute discretion make advances to the Principal Partnership directly, or to one or more subpartnerships of the Principal Partnership, it being understood that Lender may refuse to make any additional advances and may call as due and payable any amounts owing hereunder for any or no reason;

NOW THEREFORE, in consideration of any loan, advance, extension of credit, letter of credit, guarantee and/or other financial accommodation at any time made by Lender to or for the benefit of the Principal Partnership, and of the promises set forth herein, the parties hereto agree as follows:

1. DEFINITIONS AND TERMS.

1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean "Borrower" as hereinafter defined:

(A) "Accounts": the definition ascribed to this term in Paragraph 4.1 below.

(B) "Affiliate": any "Person" (hereinafter defined) (i) in which Borrower, one or more partners of Borrower, one or more equity interest holders of Borrower, any "Subsidiary" (hereinafter defined), and/or any "Parent" (hereinafter defined), individually, jointly and/or severally, now or at any time or times
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hereafter, has or have an equity or other ownership interest equal to or in excess of five percent (5%) of the total equity of or other ownership interest in such Person; and/or (ii) which directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Borrower. For purposes of this definition, control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Partnership Interests, "Stock" (hereinafter defined), by contract or otherwise. Notwithstanding the foregoing, unless the context otherwise requires, neither Lender, nor any affiliate of Lender (other than a Person who is an affiliate of Lender solely because of his interest in Borrower, and who, if he had no interest in Borrower, would not be an affiliate of Lender) shall be deemed to be an Affiliate of Borrower hereunder.

(C) "Agreement": this Master Loan and Security Agreement.

(D) "And/or": one or the other or both, or any one or more or all, of the things or Persons in connection with which the conjunction is used.

(E) "Base Rate": a rate of interest per annum which at a minimum shall be equal to Lender's average cost of funding as determined by Lender on a daily basis in any manner deemed reasonable by Lender and which, at a maximum shall be a rate per annum as determined on a daily basis and as designated by Lender which does not exceed the maximum limit permitted to be charged by "Affiliates", as such term is defined in, and as permitted pursuant to, the Borrower's Partnership Agreement, as amended from time to time.

(F) "Borrower": the Principal Partnership.

(G) "Borrower's Liabilities": all obligations and liabilities of Borrower to Lender (including, without limitation, all debts, claims and indebtednesses) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined), or by oral agreement or operation of law or otherwise.

(H) "Borrower's Obligations": all terms, conditions, warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities) to be performed, discharged, kept, observed or complied with by Borrower pursuant to this Agreement and/or any of the Other Agreements.

(I) "Charges": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the Collateral (hereinafter defined), Borrower's Liabilities, Indebtedness (hereinafter defined), Borrower's Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

(J) "Collateral": the definition ascribed to this term in Paragraph 4.1 below.

(K) "Equipment": the definition ascribed to this term in Paragraph 4.1 below.

(L) "Event of Default": the definition ascribed to this term in Paragraph 12.1 below.
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(M) "Financials": those financial statements of Borrower heretofore or concurrently herewith delivered by or on behalf of Borrower to Lender.

(N) "General Intangibles": the definition ascribed to this term in Paragraph
4.1 below.

(O) "Guarantor": any Person which has guaranteed or hereafter guarantees to Lender the payment, collection or performance of all or any portion of Borrower's Liabilities and/or Borrower's Obligations, and/or has granted or hereafter grants to Lender a security interest in, or lien or encumbrance upon, some or all of such Person's real and/or personal property to secure the payment and/or performance of all or any portion of Borrower's Liabilities and/or Borrower's Obligations.

(P) "Hazardous Material": any hazardous substance, or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response Compensation and Liability Act of 1980 or any other applicable local, state or federal environmental protection, health or safety statute, law, ordinance, code, rule or regulation relating to or imposing liability or standards concerning hazardous, toxic or dangerous waste, substance, material, smoke, gas or particulate matter, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous waste, substance or material, including, without limitation, asbestos, polychlorinated biphenyls, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure, and any radioactive material in any form or condition.

(Q) "Indebtedness": all obligations and liabilities of Borrower to any Person other than Lender (including, without limitation, all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Indebtedness includes, without limiting the generality of the foregoing: (i) obligations or liabilities of any Person that are secured by any lien, claim, encumbrance or security interest upon property owned by Borrower even though Borrower has not assumed or become liable for the payment therefor; and (ii) obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

(R) "Loans": any and all loans, advances, extensions of credit, letters of credit, guarantees and/or other financial accommodations of any kind or nature made by Lender at any time to, for the benefit or at the request of Borrower pursuant to this Agreement and/or any of the Other Agreements.

(S) "Mortgages": the Mortgage, Mortgages, Deed of Trust or Deeds of Trust, Deed to Secure Debt and Deeds to Secure Debt in the forms acceptable to Lender, and any other Mortgages, Deeds of Trust or Deeds to Secure Debt given by Borrower to Lender at any time or from time to time hereafter.

(T) "Obligor": any Person who is and/or may become obligated to Borrower under or on account of Accounts.

(U) "Other Agreements": all agreements, instruments and documents, including, without limitation, bond agreements, loan agreements, security agreements, guaranties, mortgages, deeds of trust, deeds to secure debt, notes, applications and agreements for letters of credit, letters of credit, advices of credit, banker's acceptances, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Lender, or issued by Lender upon the application and/or other request of, and on behalf of, Borrower.

(V) "Parent": any Person, now or at any time or times hereafter, owning or controlling (alone or with Borrower, any Subsidiary and/or any other Person) at least a majority of the issued and outstanding Stock or other ownership interest of Borrower or any Subsidiary (hereinafter defined). For purposes of this definition, control shall have the same meaning ascribed to this term in Subparagraph 1.1(B) above.

(W) "Partnership Interest": any right, title and interest, direct or indirect, including general partnership interests, limited partnership interests, rights to receive profits, proceeds or distributions.

(X) "Person": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

(Y) "Real Property": the definition ascribed to this term in Paragraph 4.1 below.

(Z) "Records": the definition ascribed to this term in Paragraph 4.1 below.

(AA) "Revolving Loan": any one or more Loans made or to be made by Lender to Borrower from time to time pursuant to Paragraph 3.1.

(AB) "Revolving Note": the Revolving Promissory Note attached hereto as Exhibit A, in the form to be hereafter executed and delivered by Borrower in favor of Lender.

(AC) "Stock": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether or not voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

(AD) "Subsidiary": (i) with respect to any Person who is a corporation, any Person at least a majority of whose issued and outstanding Stock or other ownership interests now or at any time hereafter is owned by Borrower and/or one or more Subsidiaries, (ii) with respect to any Person who is a partnership, any Person, a majority of whose interests are owned, directly or indirectly, by the Principal Partnership.

(AE) "Supplemental Documentation": the definition ascribed to this term in Paragraph 4.2 below.

1.2 Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois.

1.3 Any accounting terms which are used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles.

2. LOAN: GENERAL TERMS

2.1 Except as otherwise provided in notes or other instruments issued and/or made by Borrower to Lender specifically containing provisions in conflict with this Paragraph (in which event the conflicting provisions of said notes or other instruments shall govern and control) that portion of Borrower's Liabilities consisting of: (a) principal payable on account of any Loan shall be payable by Borrower to Lender, on demand; (b) costs, fees and expenses payable by Borrower to Lender shall be payable to Lender or to such other Person or Persons designated by Lender, on demand; (c) interest payable by Borrower to Lender shall be payable by Borrower monthly, and prior to demand, only if and to the extent that Borrower's cash flow for any month shall exceed Borrower's expenses and debt service for such month; and (d) the balance of Borrower's Liabilities, if any, shall be payable by Borrower to Lender on demand. All of such payments to Lender shall be payable at Lender's principal place of business specified at the beginning of this Agreement or at such other place or places as Lender may designate in writing to Borrower. All of such payments to Persons other than Lender shall be payable at such place or places as Lender may designate in writing to Borrower.

2.2 Any Loan may or may not (at Lender's sole and absolute discretion) be evidenced by additional notes or other instruments issued or made by Borrower to Lender. Where any Loan is not so evidenced, it shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of Lender maintained for that purpose.

2.3 All of Borrower's Liabilities shall constitute one obligation secured by Lender's security interest, lien or encumbrance in or upon the Collateral and by all other security interests, liens, claims and encumbrances heretofore, now and/or from time to time hereafter granted by Borrower and/or any Guarantor to Lender.

2.4 Borrower warrants and represents to Lender that Borrower shall use the proceeds of each Loan solely for business purposes and consistently with all applicable laws and statutes. Borrower further warrants and represents to Lender and covenants with Lender that Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin Stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan will be used to purchase or carry any margin Stock or to extend credit to others for the purpose of purchasing or carrying any margin Stock.

2.5 Notwithstanding anything contained in this Agreement or the Other Agreements to the contrary, the principal portion of Borrower's Liabilities outstanding at any one time shall not exceed in the aggregate the principal amount of the applicable Revolving Note. Lender, in its sole and absolute discretion, at any time and from time to time, may suspend the restrictions imposed in this Paragraph.

2.6 Borrower hereby authorizes and directs Lender to disburse, for and on behalf of Borrower and for Borrower's account, the proceeds of any Loans to such Person or Persons as Borrower or any Person specified in Paragraph 14.12 of this Agreement shall direct, whether in writing or orally.

2.7 Borrower shall pay to Lender as part of Borrower's Liabilities, on demand, any and all charges asserted by a bank or other institution against Lender for or with respect to Lender's forwarding to Borrower or at the direction of Borrower of proceeds of any Loans or for or with respect to Lender's depositing for collection any check or item of payment received and/or delivered to Lender on account of Borrower's Liabilities.

2.8 Lender, in its sole and absolute discretion, without notice thereof to Borrower, may disburse any or all proceeds of any Loan to pay any costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid, and/or to pay any Person as Lender deems necessary to insure that the security interest, lien or other encumbrance granted to Lender in the Collateral shall at all times have the priority represented and covenanted in this Agreement and the Other Agreements. All monies so disbursed by Lender shall be a part of Borrower's Liabilities, payable by Borrower to Lender on demand.

2.9 Borrower's Liabilities shall bear interest at the rate specified in any note or other instrument evidencing the same, or, in the absence thereof, at a daily rate equal to the daily rate equivalent (computed on the basis of a 360 day year and charged for actual days elapsed) at the Base Rate. The foregoing rate of interest shall fluctuate hereafter from time to time concurrently with and in an amount equal to each increase or decrease in the Base Rate.

2.10 Lender shall have no obligation to make any advance to Borrower hereunder. This Agreement shall be in effect until terminated by Lender at any time in its sole and absolute discretion, or until terminated by Borrower at any time when Borrower's Liabilities are equal to zero dollars ($0). On or before the termination date, Borrower shall pay to Lender, in full, in cash or by certified or cashier's check, Borrower's Liabilities.

3. LOAN: DISBURSEMENTS

3.1 Lender may, in its sole and absolute discretion, upon the request of Borrower, loan to Borrower on a revolving credit basis (the "Revolving Loan") up to the maximum principal amount of the Revolving Note. In no event shall Lender be required to advance any amounts hereunder and Lender shall have the right to evaluate each and every request for each extension of credit or advance hereunder. Notwithstanding anything in this Paragraph 3.1 to the contrary, Lender may at any time and from time to time, in Lender's sole and absolute discretion, loan to Borrower more than the above stated amount, without notice to any Guarantor or any other Person which might be liable to Lender on account of Borrower's Liabilities and/or Borrower's Obligations, provided, however, that any such over advance shall not establish a custom or course of dealing or entitle Borrower to any subsequent over advance under the same or different circumstances. The indebtedness of Borrower under a Revolving Loan shall be evidenced by a Revolving Note.

4. COLLATERAL: GENERAL TERMS

4.1 To secure the prompt payment to Lender of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of Borrower's Obligations, Borrower hereby grants to Lender a security interest in and to, and assigns and pledges to Lender, all of Borrower's now existing and/or owned and hereafter arising and/or acquired: (a) Real Property of Borrower, now owned or hereafter acquired and all rights and interests therein, including, without limitation, all land and buildings, structures and other improvements and chattels now on such real estate or hereafter erected or placed thereon, all mineral, oil and gas rights, all shrubbery, trees and crops and/or produce growing, grown or produced thereon, all air, water and riparian rights, whether or not appurtenant, all water stock, all easements, tenements, hereditaments, appurtenances, all rights in any abutting public or private streets and alleys and submerged land (the "Real Property"); (b) notes, assignments of rents, mortgages, deeds of trust, deeds to secure debt, security agreements, chattel mortgages, financing statements, and similar items described in Paragraphs 7.1 and 7.2 hereof (collectively, "Loan Packages"); (c) all of Borrower's Partnership Interests, (including, without limitation, all of Borrower's Partnership Interests in all of those partnerships listed on Exhibit B); (d) accounts, chattel paper, contract rights, leases and rental income thereunder, leasehold interests, rents, letters of credit, instruments and documents ("Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (e) all patents, copyrights and trademarks, and all applications for and registrations of the foregoing, all franchise rights, tradenames, goodwill, beneficial interests, rights to tax refunds and all other general intangibles of any kind or nature whatsoever ("General Intangibles");
(f) all inventory of Borrower, wherever located, whether intransit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished merchandise, supplies, goods, incidentals, office supplies and packaging materials ("Inventory"); (g) goods (other than Inventory), machinery, equipment, vehicles, appliances, furniture, furnishings and fixtures ("Equipment"); (h) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Lender or its bailee; (i) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to Collateral ("Records"); (j) all accessions to any of the Collateral and all substitutions, renewals, improvements and replacements of and additions thereto; (k) all insurance policies insuring, or proceeds of or relating to, any of the foregoing; (l) all present and future judgments, awards of damage and settlements made as a result of or in lieu of any taking of any of the Collateral, or any part thereof, under the power of eminent domain, or for any damage (whether caused by such taking or otherwise); and (m) all other property of Borrower, real and/or personal, now owned or hereafter acquired; (n) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, Real Estate, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise). All of the foregoing is referred to herein individually and collectively as the "Collateral." Borrower shall make appropriate entries upon its financial statements and Records disclosing Lender's security interest in and assignment and pledge of the Collateral.

4.2 Borrower shall execute and/or deliver to Lender, at any time and from time to time hereafter at the request of Lender, all agreements, instruments, documents and other written matter (the "Supplemental Documentation") that Lender reasonably may request, in form and substance acceptable to Lender, to perfect and maintain perfected Lender's security interest, lien and/or encumbrance in and/or assignment and pledge of the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower, irrevocably, hereby appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful agent and attorney-in-fact to sign the name of Borrower on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Lender, in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

4.3 Lender (by any of its officers, employees and/or agents) shall have the right, at any time or times during Borrower's usual business hours, to inspect the Collateral (and the premises upon which it is located) and all related Records and to verify the amount and condition of or any other matter relating to the Collateral. All costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with such inspection and/or verification shall constitute part of Borrower's Liabilities, payable by Borrower to Lender on demand.

4.4 Borrower hereby warrants and represents to and covenants with Lender that:
(a) Lender's security interest in the Collateral is now and at all times hereafter shall have a first priority, except for any permanent financing secured by the Collateral, which may have priority over Lender's security interest in the Collateral and except as permitted under Paragraph 10.2(a); (b) the principal place of business of Borrower in Illinois is the location specified at the beginning of this Agreement, and Borrower has no other offices or locations and does not keep Collateral at any other office or location except at the location of any of Borrower's Real Property and Borrower shall not remove the Records and/or the Collateral from its principal place of business and shall not keep any of such Records and/or the Collateral at any other office or location unless Borrower gives Lender written notice thereof at least thirty (30) days prior thereto and the same is within the continental United States of America. Borrower, by written notice delivered to Lender at least thirty (30) days prior thereto, shall advise Lender of Borrower's opening of any new office or place of business or its closing of any then existing office or place of business and any new office or place of business shall be within the continental United States of America.

4.5 Lender, in its sole and absolute discretion, without waiving or releasing any of Borrower's Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Lender or for which Lender becomes obligated on account thereof shall be part of Borrower's Liabilities payable by Borrower to Lender on demand.

4.6 Immediately upon Borrower's receipt of that portion of the Collateral consisting of Loan Packages, chattel paper and/or evidenced by an instrument and/or document, Borrower shall mark the same to show that such Collateral is subject to a security interest in favor of Lender and shall deliver the original thereof to Lender, together with appropriate endorsement and/or other specific evidence of assignment thereof to Lender, in form and substance acceptable to Lender.

4.7 Lender may, in its sole and absolute discretion, retain as additional Collateral or release to Borrower, from time to time, such portion of the monies, reserves and proceeds received by Lender with respect to the Collateral as Lender may determine. All such monies, reserves and proceeds and other property of Borrower in the possession of Lender or its bailee at any time or times hereafter are hereby pledged by Borrower to Lender as additional Collateral hereunder, and, in Lender's sole and absolute discretion, may be held by Lender until Borrower's Liabilities are paid in full or, at any time, may be applied by Lender on account of Borrower's Liabilities.

4.8 No authorization given by Lender pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Lender in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

4.9 Regardless of the adequacy of any Collateral, any deposits or other sums at any time credited by or payable or due from Lender or any bailee of Lender to Borrower, or any monies, cash, cash equivalents, certificates of deposit, securities, instruments, documents or other assets of Borrower in the possession or control of Lender or its bailee for any purpose may at any time be reduced to cash and applied by Lender to, or setoff by Lender against, Borrower's Liabilities hereunder.

5. COLLATERAL: REAL PROPERTY

5.1 Borrower represents and warrants to Lender that Borrower has good, valid and indefeasible title and ownership of all Real Property described in each Mortgage given by Borrower as mortgagor.

5.2 If Borrower shall acquire any Real Property, which Real Property is adjacent to or contiguous to any Real Property included within the Collateral and owned by such Borrower, or any right, title or interest in or to any such Real Property, Borrower shall promptly execute and deliver to Lender a Mortgage in recordable form, mortgaging such Real Property to Lender, and such property, and all of Borrower's right, title and interest therein shall be included within the Collateral.

5.3 Lender's right and interest in the Real Property shall include all of Borrower's right, title and interest in and to any contract for the sale of any Real Property, including Borrower's future right or interest in any such contract, whether now existing or hereinafter arising, and all proceeds from any such sale.

6. COLLATERAL: EQUIPMENT

6.1 Borrower warrants and represents to Lender that Borrower has good, indefeasible, and merchantable title, free and clear of all liens, claims and encumbrances, except for any permanent financing secured by the Collateral and as permitted under Paragraph 10.2(a), to and ownership of the Equipment described and/or listed on the Schedule of Equipment delivered to Lender and/or located on each of Borrower's places of business specified in Paragraph 4.4 hereof, and on each parcel of Real Property mortgaged hereunder and that Equipment shall be kept and/or maintained solely thereat.

6.2 Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

6.3 Borrower, immediately on demand by Lender, shall deliver to Lender any and all evidence of ownership of, including without limitation, certificates of title to and applications for title to, any Equipment.

6.4 Borrower shall notify Lender within five (5) business days after it shall acquire any Equipment covered by certificates of title. With respect to such newly acquired Equipment, Borrower shall deliver to Lender, simultaneously with such notice, the certificates of title relating to such Equipment and appropriate financing statements, if required by applicable law, duly completed by Borrower, to enable Lender to perfect its lien in such Equipment.

7. COLLATERAL: LOAN PACKAGES

7.1 Borrower shall obtain from any of its subpartnerships to which it shall extend any loan or credit, or for whose benefit it shall provide any guarantee, letter of credit or other security or security enhancement (collectively, an "Accommodation"), a note or notes evidencing the loan, credit or Accommodation substantially in the form of Exhibit C, a mortgage, deed of trust or deed to secure debt acceptable to Lender which shall include the provisions set forth in Exhibit D, and such assignments of rents, security agreements, financing statements and similar items as Lender may request. All of such mortgages, deeds of trust or deeds to secure debt shall secure in addition to any loans and Accommodations made by Borrower to such subpartnership, the loans and Accommodations made by Borrower to each and every other subpartnership, then existing or thereafter arising, and all modifications, extensions, advances and refinancings thereof, and each such note, mortgage, deed of trust, deed to secure debt, assignment of rents, security agreement and other instrument or document evidencing or securing such loan or Accommodation shall provide that any default by any subpartnership on any Loan Package shall be a default under each and every other Loan Package.

7.2 Borrower shall obtain from each of its subpartnerships, other than those described in Paragraph 7.1, a mortgage, deed of trust or deed to secure debt acceptable to Lender which shall include the provisions set forth on Exhibit D, and an assignment of rents, security agreement and financing statement, which shall secure the loans and Accommodations made by Borrower to each and every other subpartnership, then existing or thereafter arising, and all modifications, extensions, advances and refinancings thereof, and each such mortgage, deed of trust or deed to secure debt shall provide that any default by any subpartnership on any Loan Package shall be a default thereunder.

7.3 Borrower represents and warrants to Lender that it has good, valid and marketable title to all of the Loan Packages, free and clear of any and all claims, liens and encumbrances.

7.4 At Lender's request, Borrower shall assign to Lender by recordable document any and all documents evidencing and securing any loan in a Loan Package, and cause such assignment to be duly recorded.

7.5 Until otherwise notified by Lender, and provided Borrower is not in default hereunder, Borrower shall administer the Loan Packages as though they had not been assigned to Lender hereunder, and Borrower shall be entitled to collect any and all loans to its subpartnership borrowers, and to exercise any and all rights under all documents evidencing and securing any and all such loans, including the taking of any and all legal action to collect such loans.

8. COLLATERAL: PARTNERSHIP INTERESTS

8.1 Borrower represents and warrants to Lender that it has good, valid and marketable title to all of the Partnership Interests owned by it, free and clear of any and all claims, liens and encumbrances.

8.2 At Lender's request, Borrower shall notify each partnership in which it holds a Partnership Interest of the assignment thereof to Lender, and shall use its best efforts to cause the partnership to record or recognize such assignment; provided, however, in no event shall Lender act as, or be deemed to have acted as, a general partner of any such partnership, unless and until Lender consents to act as a general partner, and signs a document specifically naming Lender as a general partner and in which Lender specifically consents to acting as a general partner.

8.3 At Lender's request, Borrower shall execute and deliver to Lender, or file in the appropriate governmental offices, any and all UCC financing statements and other comparable instruments to perfect Lender's security interest in the Partnership Interests.

8.4 Until otherwise notified by Lender, and provided Borrower is not in default hereunder, Borrower shall be entitled to deal with each of the partnerships in which Borrower holds a Partnership Interest, as though the Partnership Interest had not been assigned to Lender hereunder, and Borrower shall be entitled to collect any and all distributions to Borrower, and to exercise any and all rights under the applicable partnership agreement.

9. WARRANTIES, REPRESENTATIONS AND COVENANTS: INSURANCE AND
   TAXES

9.1 Borrower, at its sole cost and expense, shall furnish or cause to be furnished to Lender original policies or true and certified copies of insurance on the Collateral (to the extent coverage is applicable) as follows:

(A) Insurance against loss or damage to Collateral by fire, lightning or malicious mischief, and such hazards as are now or hereafter included in "All Risk" coverage and against such other insurable practices which are insured for property of like kind and character as the Collateral. The amounts of such insurance shall be equal to one hundred percent (100%) of the full replacement cost of the improvements located on the Collateral, without deduction for depreciation, but in no event shall the amount of such insurance be less than replacement cost, with one hundred percent (100%) coinsurance. Such policies of insurance shall contain a Replacement Cost Endorsement, an Inflation Guard Endorsement, an Agreed Amount Endorsement, and such other endorsements as are required by Lender;

(B) One hundred percent (100%) rent or business interruption insurance in an amount equal to not less than one (1) year's rent from any of the Collateral which is rental property without coinsurance;

(C) Flood insurance in the amount of one hundred percent (100%) replacement cost of the Collateral if available, but not less than the maximum amounts available to Borrower under the applicable National Flood Insurance guidelines as to such portions of the Collateral which is Real Property situated in an area now or subsequently designated as having special flood and/or mudslide hazards;

(D) Earthquake insurance as available if the Collateral which is Real Property is now situated in or subsequently designated as in a seismographic earthquake zone;

(E) Boiler and machinery insurance to one hundred percent (100%) replacement cost for boilers, turbines, electrical machinery, and miscellaneous equipment;

(F) At least two million dollars ($2,000,000) per occurrence of comprehensive general liability insurance on an occurrence form. This requirement may be met in combination with an umbrella policy with the permission of the Lender;

(G) Increased cost of Demolition and Increased Cost of Construction insurance;

(H) Other insurance as Lender may reasonably require.

All such policies of insurance shall be subject to the reasonable approval of Lender as to the issuing company or companies, content, amount of coverage, form and expiration dates. The insurance company or companies chosen must be licensed in the state in which any of the Collateral insured is located and must have a minimum rating of A: Class VIII in the most recent issue of Best's Rating Guide. All insurance policies shall contain a Noncontributory Standard Mortgagee clause, or its equivalent, and a Lender's Loss Payable Endorsement, in form and content acceptable to Lender, in favor of Lender. All policies shall name Lender as an additional insured and contain waiver of subrogation and mortgagee clauses in favor of Lender. Policies shall also provide for thirty (30) days written notice to Lender in advance of cancellation of said policies for any reason for material modification of said policies and then ten
(10) days written notice to Lender in advance of payment of any insurance claims under said policies to any Person. Renewal policies shall be submitted to the Lender with paid receipts for the insurance premium fifteen (15) days prior to expiration each year. The Lender shall have the option, but not the obligation, to purchase insurance for the Collateral if existing insurance is not adequate. Borrower, irrevocably, appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful agent and attorney-in-fact for the purpose of endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance. Furthermore, Borrower, irrevocably, appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful agent and attorney-in-fact, from and after an Event of Default, for purposes of making, settling and adjusting claims under such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any of Borrower's Obligations or any Event of

Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand.

9.2 Borrower shall pay promptly, when due, all of the Charges, provided, however, that notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to Borrower's assets and may dispute, without prior payment thereof, the Charges, provided that Borrower, in good faith, shall be contesting the attachment and enforcement thereof in an appropriate proceeding, enforcement thereof against any assets of Borrower shall be stayed and appropriate reserves therefor shall have been established on the Records of Borrower in accordance with generally accepted accounting principles. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges required herein, Borrower shall so advise Lender thereof in writing; Lender may, without waiving or releasing any of Borrower's Obligations or any Event of Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof, and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand.

9.3 Borrower shall require each of its subpartnership borrowers to provide to Borrower for its benefit as a lender, the insurance described in, and to agree to the provisions of, Paragraphs 9.1 and 9.2.

10. WARRANTIES REPRESENTATIONS AND COVENANTS: GENERAL

10.1 Except as disclosed in writing to Lender, Borrower warrants and represents to and covenants with Lender that: (a) Borrower and each Subsidiary of Borrower is and at all times hereafter shall be a limited partnership duly organized and existing and in good standing under the laws of the state of its organization and qualified or licensed to do business and in good standing in all states in which the laws thereof require Borrower to be so qualified and/or licensed; (b) Borrower has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Other Agreements; (c) the execution, delivery and/or performance by Borrower of this Agreement and the Other Agreements shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in Borrower's Agreement of Limited Partnership or Certificate of Limited Partnership, or contained in any agreement, instrument or document to which Borrower is now or hereafter a party or by which it is or may become bound, or result in or require the creation of any lien, security interest, charge or other encumbrance upon or with respect to any now owned or hereafter arising or acquired properties of Borrower; (d) this Agreement and the Other Agreements are and will be the legal, valid and binding agreements of Borrower enforceable in accordance with their terms, except as enforcement thereof may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); (e) Borrower has and at all times hereafter shall have good, indefeasible and merchantable title to and ownership of the Collateral, free and clear of all liens, claims, security interests and encumbrances except those of Lender, and those referred to in Paragraph 10.2(a) below; (f) except for (A) trade payables arising in the ordinary course of its business since the dates reflected in the Financials, (B) other accruals similar in nature or type to accruals shown on the Financials and arising in the ordinary course of its business since the dates reflected in the Financials (C) Indebtedness disclosed in the Financials,
(D) Borrower's obligations to issuers of letters of credit, and (E) the Borrower's Liabilities, Borrower has no Indebtedness; (g) Borrower is not subject to the renegotiation of any government contracts; (h) Borrower possesses adequate assets, licenses, patents, copyrights, trademarks and tradenames to continue to conduct its business as previously conducted by it;
(i) Borrower has and is in good standing with respect to all governmental permits, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it; (j) none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower; (k) Borrower is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise; (l) Borrower is not, and will not be during the term or any renewal term hereof, in violation of any applicable statute, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise; (m) Borrower has filed or caused to be filed all tax returns which are required to be filed, and has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority; (n) the Financials fairly and accurately present the assets, liabilities and financial conditions and results of operations of Borrower and such other Persons described therein as of and for the periods ending on such dates and have been prepared in accordance with federal income tax requirements or generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved; (o) there has been no material and adverse change in the assets, liabilities or financial condition of Borrower since the date of the Financials; and (p) the execution, delivery and performance by Borrower of this Agreement and/or the Other Agreements will not, except to the extent caused by independent actions of Lender, impose on or subject Lender to any liability, whether fixed or contingent, in respect of any environmental protection or other law, rule or regulation (including, without limitation, rules and regulations of the United States Environmental Protection Agency) controlling, governing or relating to the pollution or contamination of the air, water or land.

10.2 Borrower warrants and represents to and covenants with Lender that Borrower shall not, without Lender's prior written consent thereto, which Lender may or may not give in its sole discretion, concurrently or hereafter:
(a) grant a security interest in, assign, sell or transfer any of Borrower's assets to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of Borrower's assets except: (i) liens created by this Agreement and the Other Agreements; (ii) liens for Charges which are not yet due and payable, or which are permitted pursuant to Paragraph 9.2 of this Agreement; (iii) mechanics', materialmen's, bankers', carriers', warehousemen's and similar liens arising in the ordinary course of business and securing obligations of Borrower that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any such proceedings commenced for the enforcement of such lien shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by generally accepted accounting principles; (iv) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such liens shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by generally accepted accounting principles; (v) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States Government or any agency thereof entered into in the ordinary course of business, liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, bids, leases, performance bonds, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and liens directly securing appeal and release bonds, provided that adequate provision for all such obligations has been made on the books of Borrower in accordance with generally accepted accounting principles; and (vi) zoning restrictions, easements, licenses, restrictions on the use of Real Property or minor irregularities in title thereto, which do not materially detract from the value or impair the use of such Real Property; (b) permit or suffer any levy, attachment or restraint to be made affecting any of its assets or the Collateral; (c) permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of Borrower's assets or any of the Collateral; (d) sell all or substantially all of its assets to any Person; (e) modify, amend or supplement Borrower's Certificate of Limited Partnership or Agreement of Limited Partnership or similar document; (f) enter into any transaction not in the ordinary course of business which materially and adversely affects Borrower's ability to repay Borrower's Liabilities or Indebtedness, or materially and adversely affects the Collateral; (g) except as otherwise permitted under the terms of Borrower's partnership agreement as it may be in effect on the date hereof, other than in the ordinary course of business, make any investment in the Stock or obligations of any Person, provided, however, notwithstanding the foregoing, Borrower may make investments in certificates of deposit of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 (or equivalent) rating (all of the foregoing maturing within one year); (h) guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person, including, without limitation, by agreement to maintain net worth or working capital, or to purchase the obligations or property of any such Person, or to furnish funds to any such Person, directly or indirectly, through the purchase of goods, supplies or services, or obtain upon its credit the issuance of any letter or letters of credit for the obligations of any such Person, provided, however, that the foregoing shall not apply to endorsement of instruments or items of payment for deposit or collection in the ordinary course of business; (i) make any material change in Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of Borrower's Liabilities; (j) other than as specifically permitted in or contemplated by this Agreement, encumber, pledge, mortgage, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation or otherwise, any of Borrower's assets; (k) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's Partnership Interests; (1) redeem or otherwise acquire any Indebtedness, except as required in accordance with the express terms of the agreement or instrument creating or evidencing such Indebtedness, or if such Indebtedness is superior, in right of payment, to Borrower's Liabilities, and then so long as no Event of Default shall have occurred or would occur after giving effect thereto; (m) enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or enter into, assume or suffer to exist any employment, management, administration, advisory or consulting contract with any Affiliate or any officer, director or partner of any Affiliate, except a transaction or contract which is in the ordinary course of business, is otherwise permitted by this Agreement and is upon fair and reasonable terms no less favorable than would be obtained in a comparable arms-length transaction with a Person not an Affiliate; (n) distribute any cash to partners or make any distributions or transfers of Borrower's property or assets or make any loans, advances and/or extensions of credit to any Persons;
(o) terminate or withdraw from any pension (or similar) plan so as to result in any material liability or penalty (in the sole opinion of Lender) of Borrower to the pension plan, pension trustee, Pension Benefit Guaranty Corporation or otherwise, or permit to occur any Reportable Event or Prohibited Transaction (as defined in Title IV of the Employee's Retirement Income Security Act of 1974 as the same may be amended and in effect from time to time), or any other event or condition, which presents a material risk (in the sole opinion of Lender) of such termination or withdrawal; (p) incur Indebtedness (other than Borrower's Liabilities) except renewals or extensions of existing Indebtedness and interest thereon and/or refinancings of existing indebtedness (provided the same is not increased in connection therewith), and trade payables arising in the ordinary course of business; (q) except pursuant to this Agreement and the Other Agreements, issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of Borrower's business; (r) fail to comply in any material respect with any applicable provision of the Comprehensive Environmental Response Compensation and Liability Act of 1980 or any other applicable local, state or federal environmental protection health or safety, statute, health or safety or regulation relating to or imposing liability or standards concerning Hazardous Material; (s) purchase, invest in or otherwise acquire, by purchase or capital or financing lease real estate, machinery, equipment or other fixed assets which in the aggregate require an expenditure by Borrower in any one fiscal year of Borrower exceeding, in the aggregate, S100,000.

10.3 Borrower warrants and represents to and covenants with Lender that Borrower shall do all of the following during the term of this Agreement unless Lender waives any such requirement in writing: a) pay or discharge or otherwise satisfy at or before maturity or before the same becomes delinquent, all Indebtedness, provided, however, that Borrower shall not be required to pay any Indebtedness which is unsecured while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with generally accepted accounting principles with respect thereto and title to any property of Borrower is not jeopardized; (b) preserve and maintain its existence, rights, privileges and franchises in the jurisdiction of its organization, and qualify and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations; (c) comply with all laws, rules, regulations and governmental orders (federal, state and local) having applicability to it or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, condition (financial or otherwise) and assets, operations or prospects of Borrower; (d) duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof; and (e) furnish to Lender, as soon as possible and in any event within five (5) days after Borrower shall have obtained knowledge of the occurrence of an Event of Default, the written statement of the Chief Financial Officer of Borrower setting forth the details of such Event of Default and the action which Borrower proposes to take with respect thereto.

10.4 Borrower shall require that each subpartnership borrower give to it, as lender, the representations and warranties, and agree to all of the covenants contained in Paragraphs 10.1, 10.2, and 10.3.

11. WARRANTIES, REPRESENTATIONS AND COVENANTS: FINANCIAL
    STATEMENTS

11.1 Borrower covenants with Lender that Borrower shall keep Records and prepare financial statements and shall cause to be furnished to Lender, at Lender's request, the following (all of the foregoing and following to be kept and prepared at Lender's option, either in accordance with tax accounting or in accordance with generally accepted accounting principles, applied on a basis consistent with the Financials unless Borrower's certified public accountants concur in any changes therein and such changes are consistent with then generally accepted accounting principles):

(A) As soon as available but not later than ninety (90) days after the close of each fiscal year of Borrower, a copy of the tax return and, if generally accepted accounting is requested by Lender or elected by Borrower, a copy of the annual audit report of Borrower and its Subsidiaries prepared on a consolidated and consolidating basis in conformity with generally accepted accounting principles and consisting of a balance sheet of Borrower and its Subsidiaries as of the end of, and related statements of operations and cash flow for, such year, together with a reconciliation of capital of Borrower and its Subsidiaries for such year.

(B) Concurrently with the delivery of the audited financial statements described in Subparagraph (A) above if required or given, (i) a certificate of the aforesaid certified public accountants certifying to Lender that based upon their examination of the affairs of Borrower, performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes or upon notice or lapse of time or both would constitute an Event of Default or, if they are aware thereof, the nature thereof and (ii) the acknowledgment of such certified public accountants, in form and substance reasonably acceptable to Lender, to the effect that the Lender shall be permitted to rely thereupon for purposes of Paragraph 5535.1 of Chapter 111 of the Illinois Annotated Statutes, notwithstanding that the Lender is not in privity of contract with Such certified public accountants in respect of such financial statements.

(C) Such other data and information (financial and otherwise) as Lender, from time to time, may request bearing upon or related to the Collateral, Borrower's financial condition and/or results of operations.

11.2 Borrower shall require that each subpartnership borrower give to it, as lender, the representations and warranties, and agree to all of the covenants contained in Paragraph 11.1.

12. DEFAULT

12.1 The occurrence of any one of the following events shall constitute a default ("Event of Default") under this Agreement: (a) Borrower shall default in the performance or observance of any of Borrower's Obligations under this Agreement; (b) if any representation or warranty on the part of Borrower contained in this Agreement or the Other Agreements, or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made; (c) if Borrower fails to pay Borrower's Liabilities, when due and payable or declared due and payable; (d) if the Collateral, any Collateral securing the obligations to Lender of any Guarantor or any other material portion of Borrower's or any such Guarantor's assets are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within twenty (20) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or any Guarantor or if Borrower or any Guarantor shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower or any Guarantor for its dissolution or liquidation; (f) if Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or any Guarantor or if any case or proceeding is filed against Borrower or any Guarantor for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within thirty (30) days after the entry or filing thereof; (g) if an application is made by Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for the Collateral, any Collateral securing such Guarantor's obligations to Lender or any other material portion of Borrower's or such Guarantor's assets; (h) if an application is made by any Person other than Borrower or any Guarantor for the appointment of a receiver, trustee, or custodian for the Collateral, any Collateral securing such Guarantor's obligation's to Lender or any other material portion of Borrower's or such Guarantor's assets and the same is not dismissed within thirty (30) days after the application therefor; (i) except as permitted in Paragraph 9.2 above, if a notice of any Charge is filed of record with respect to all or any of Borrower's assets, or if any Charge becomes a lien or encumbrance upon the Collateral or any other of Borrower's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; (j) if Borrower is in default in the payment of Indebtedness (other than Borrower's Liabilities) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (k) the death or incompetency of any Guarantor (which is an individual), or the appointment of a conservator for all or any material portion of Borrower's or any such Guarantor's assets or the Collateral; (l) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by any Guarantor to Lender, which is not cured within the time, if any, specified therefor in such agreement, instrument or document; (m) the occurrence of a default or an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other Agreement; (n) if one or more judgments or decrees shall be entered against Borrower, involving, individually, or in the aggregate, a liability of $25,000 or more and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within thirty (30) days from the entry thereof; (o) if this Agreement or any of the Other Agreements shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of Borrower's Liabilities or voluntary release by Lender of any Other Agreement) or Borrower or any other Person (other than Lender) shall disavow its obligations thereunder, or shall contest the validity or enforceability of any thereof; or (p) if any lien or security interest in any Collateral or any Collateral securing the obligations of any Guarantor to Lender shall for any reason cease to be a legal, valid, perfected or enforceable lien on and security interest in such Collateral or Guarantor's Collateral (other than by reason of the payment in full of all obligations secured thereby or voluntary release by the secured party of such Collateral or Guarantor's Collateral).

12.2 All of Lender's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

12.3 Upon an Event of Default or the occurrence of any one of the events described in Paragraph 12.1 (notwithstanding Borrower's right to cure the same thereafter), without notice by Lender to or demand by Lender of Borrower, Borrower's Liabilities shall be due and payable, forthwith.

12.4 Upon an Event of Default, Lender, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any premises where the Collateral is or may be located, and without charge or liability to Lender therefor seize and remove the Collateral from said premises and/or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender pursuant to Paragraph 14.1 hereof.

12.5 Upon an Event of Default, Borrower, immediately upon demand by Lender, shall assemble the moveable Collateral and make it available to Lender at a place or places to be designated by Lender which are reasonably convenient to Lender and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of Borrower's Obligations, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12.6 Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, deposited in the United States mail, postage prepaid and duly addressed to Borrower at its principal place of business specified at the beginning of this Agreement not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

12.7 Upon an Event of Default, Borrower agrees that Lender may, if Lender deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Lender as a result of Lender's possession, collection or sale of the Collateral, any liability or penalty for failure of Lender to comply with any requirement imposed on Lender relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale.

12.8 In the event Lender seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

12.9 Upon the occurrence of any one of the events described in Paragraph 12.1 above, notwithstanding Borrower's right to cure the same before it becomes an Event of Default, Lender, if it determines that the Collateral or the payment of Borrower's Liabilities is jeopardized, may enforce such of its rights and remedies under this Article as Lender deems necessary or proper.

13. CONDITIONS PRECEDENT TO DISBURSEMENT

13.1 In no event shall Borrower request that Lender make any advance or additional or future advances to Borrower unless, in addition to satisfaction of the conditions set forth in Paragraphs 13.2 and 13.3 hereof, Lender shall have received (if Lender shall have so requested), prior to any such advance, the following, duly executed and in form and substance satisfactory to Lender:

(A) a duly executed copy of this Agreement;

(B) the applicable Revolving Note, duly executed by Borrower, payable to the order of Lender;

(C) the applicable Mortgage;

(D) UCC-l Financing Statements, duly executed by Borrower, showing Borrower as Debtor, in favor of Lender, as Secured Party, in the jurisdiction in which Borrower maintains its chief executive office and in each other jurisdiction in which Borrower conducts its business operations and/or maintains Collateral;

(E) UCC-2 Financing Statements, duly executed by Borrower, showing Borrower as Debtor, in favor of Lender, as Secured Party, in each county in which Borrower owns Real Property or maintains equipment or fixtures;

(F) UCC/Tax/Judgment Lien Search Report with respect to Borrower, together with duly executed releases and/or termination statements as Lender may request;

(G) certified copies of the Certificate of Limited Partnership of Borrower;

(H) copy of Borrower's Agreement of Limited Partnership certified to by one of Borrower's general partners;

(I) certificate(s) of Insurance in respect of all property, casualty, liability and other insurance maintained by Borrower in respect of the Collateral or otherwise in respect of its business, together with lender loss payable and other endorsements acceptable as to form and substance to Lender; and

(J) such other opinions, documents, assignments, certificates or approvals as Lender reasonably may request.

All of the foregoing shall be in form and substance reasonably acceptable to Lender and its counsel.

13.2 Lender shall not make any advance or additional or future advances to Borrower unless and until all proceedings taken in connection with the transaction contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to Lender.

13.3 In addition to the foregoing, prior to Lender making of any advances additional or future advances hereunder, all of the following shall have been satisfied in a manner satisfactory to Lender:

(A) No change in the condition or operations, financial or otherwise, of Borrower or any Affiliate, shall have occurred which change, in the sole credit judgment of Lender, may have a material adverse effect on Borrower or such Affiliate or on any of the Collateral;

(B) All of the representations and warranties of Borrower set forth in this Agreement and each of the Other Agreements to which Borrower as a party shall be true and correct on the date of the contemplated Loan to the same extent as originally made on such date; and

(C) No Event of Default or event or condition which, with notice, lapse of time and/or the making of the contemplated Loan, would constitute an Event of Default shall exist or be continuing.

13.4 Any provision herein to the contrary notwithstanding, Lender shall have no obligation to make any advance hereunder, even if all of the above conditions shall have been satisfied, and each and every advance shall be at Lender's sole option and discretion.

14. GENERAL

14.1 Any check, draft or similar item of payment by or for the account of Borrower delivered to Lender on account of Borrower's Liabilities shall, provided the same is honored and final settlement thereof is reflected by irrevocable credit to Lender, be applied by Lender on account of Borrower's Liabilities two (2) business days after the date Lender actually receives the same. A "business day" shall mean any day upon which national banks with a principal place of business in Chicago, Illinois are authorized or required by law to be open for the transaction of commercial banking business.

14.2 That portion of Borrower's Liabilities consisting of monies, costs, expenses or advances to be reimbursed by Borrower to Lender pursuant to this Agreement shall be payable by Borrower to Lender on demand.

14.3 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender on account of Borrower's Liabilities and Borrower agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

14.4 Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of Borrower's execution of this Agreement and the Other Agreements, shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto and shall be true from the time of Borrower's execution of this Agreement to the end of the term hereof.

14.5 This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or the Other Agreements, or of any portion thereof, including, without limitation, Lender's rights, titles, interests, remedies, powers and/or duties.

14.6 Lender's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Other Agreements and no Event of Default by Borrower under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

14.7 If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

14.8 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify Paragraph 14.5 hereof.

14.9 The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

14.10 Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Collateral and/or (iii) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

14.11 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard.

14.12 Until Lender is notified by Borrower to the contrary in writing by registered or certified mail directed to Lender's principal place of business, the signature upon this Agreement or upon any of the Other Agreements of any partner, manager, employee or agent of Borrower, or of any other Person designated in writing to Lender by any of the foregoing, or of a "Designated Person" (as that term is defined in Borrower's Certificate of even date herewith, constituting one of the Other Agreements) shall bind Borrower and be deemed to be the duly authorized act of Borrower.

14.13 Borrower hereby appoints Lender as Borrower's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the Other Agreements, and taking any action and executing any agreement, instrument or document which Lender may deem necessary or advisable to accomplish the purposes hereof which appointment is irrevocable and coupled with an interest. All monies paid for the purposes herein, and all costs, fees and expenses paid or incurred in connection therewith, shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand.

14.14 Upon demand by Lender therefor, Borrower shall reimburse Lender for all costs, fees and expenses incurred by Lender, or for which Lender becomes obligated, in connection with the negotiation, preparation and conclusion of this Agreement and the Other Agreements, including, without limitation, attorneys' fees, costs and expenses, search fees, costs and expenses, title insurance policy fees, costs and expenses, filing and recording fees and all taxes payable in connection with this Agreement or the Other Agreements.

14.15 This Agreement and the Other Agreements are submitted by Borrower to Lender (for Lender's acceptance or rejection thereof) at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter and shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. This Agreement and the Other Agreements shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects without reference to principles of choice of law.

14.16 If at any time or times hereafter Lender: (a) employs counsel for advice or other representation (i) with respect to the Collateral, this Agreement, the Other Agreements or the administration thereof, (ii) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Borrower or any other Person) in any way or respect relating to the Collateral, this Agreement, the Other Agreements or Borrower's affairs, or (iii) to enforce any rights of Lender against Borrower, any Guarantor or any other Person which may be obligated to Lender by virtue of this Agreement or the Other Agreements, including without limitation, any Obligor; (b) takes any action with respect to administration of the Collateral, this Agreement or the Other Agreements, or to protect, collect, sell, liquidate or otherwise dispose of the Collateral; and/or (c) attempts to or enforces any of Lender's rights or remedies under this Agreement or the Other Agreements, including without limitation Lender's rights or remedies with respect to the Collateral, the reasonable costs, fees and expenses incurred by Lender in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Lender on demand.

14.17 Borrower releases Lender from any and all causes of action or claims which Borrower may now or hereafter have for any asserted loss or damage to Borrower claimed to be caused by or arising from: (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (b) Lender's notification to any Obligor of Lender's security interests in the Accounts; (c) Lender's directing any Obligor to pay any sums owing to Borrower directly to Lender; and (d) any other act or omission to act on the part of Lender, its officers, agents or employees, except for willful misconduct.

14.18 To the extent that Lender receives any payment on account of Borrower's Liabilities, or any proceeds of Collateral are applied on account of Borrower's Liabilities, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) or proceeds received, Borrower's Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Lender and applied on account of Borrower's Liabilities.

14.19 Except as otherwise provided herein, this Agreement and the Other Agreements supersede in their entirety any other agreement or understanding between Lender and Borrower with respect to loans and advances made by Lender and all commitments of Lender in connection therewith.

14.20 Each notice, demand or other communication in connection with this Agreement shall be in writing and shall be deemed to be given to and served upon the addressee thereof (i) upon actual delivery to such addressee at its address set forth above, (ii) on the next business day after delivery thereof to an overnight courier service, in accordance with such service's rules, or
(iii) on the third business day after the deposit thereof in the United States mails, certified mail, first class postage prepaid, addressed to such addressee at its address set forth above. By notice complying with this Paragraph, any party may from time to time designate a different address as its address for the purpose of the receipt of notices hereunder.

14.21 So long as the general partner of Borrower is an affiliate of The Balcor Company, in no event shall any general partner of the Borrower have any liability for breach of any covenants, representation or warranty, or for any deficiency which may remain after the enforcement of Lender's rights and remedies hereunder and under any of the Other Agreements; provided, however, that if the general partner of the Borrower is not an affiliate of The Balcor

Company, then such general partner shall be fully liable for any such breach and any such deficiency, and by agreeing to act as such general partner, such Person agrees to and accepts such liability.

14.22 No Person shall be liable for the obligations of any other Person hereunder (except to the extent that a Person shall be liable for the obligations of any partnership in which it is a general partner, except as otherwise provided in Paragraph 14.21), and no property, rights or assets of any Person shall be deemed to be Collateral for the obligations of any other Person hereunder, unless such Person has specifically agreed, in writing, to become liable for such obligations or to pledge its assets for such obligations. It is not intended that the obligations of any Person be cross-collateralized hereunder, but that any advance hereunder to any Person be collateralized with only such Person's assets, notwithstanding that there may be more than one Borrower hereunder.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                              Balcor Realty Investors - 84, an Illinois Limited Partnership
                              By: Balcor Partners - XV, its general partner
                              By: RGF-Balcor Associates - II, a partner
                              By: The Balcor Company, a partner

                              By: /s/Allan Wood
                                  ------------------------
                                  Allan Wood
                                  Executive Vice President

Accepted this 1st day of June, 1992, at Lender's principal place of business in the Village of Skokie, State of Illinois.

                              THE BALCOR COMPANY

                              By:    /s/Allan Wood
                                     ------------------------
                              Name:  Allan Wood
                                     ------------------------
                              Title: Executive Vice President
                                     ------------------------

                                   EXHIBIT A

                           Attached to and Forming a
                           Part of Loan and Security
                             Agreement Dated as of
                         June 1, 1992, By and Between
                            The Balcor Company and
                         Balcor Realty Investors - 84

                            Form of Revolving Note
                            ----------------------

                                   EXHIBIT B

                           Attached to and Forming a
                           Part of Loan and Security
                             Agreement Dated as of
                         June 1, 1992, By and Between
                            The Balcor Company and
                         Balcor Realty Investors - 84

                    List of Partnerships Owned by Borrower
                    --------------------------------------

                               Antlers Investors
                              Chandler Investors
                            Desert Sands Investors
                             Chesapeake Associates
                             Chesapeake Investors
                       Chestnut Ridge Partners Phase II
                            Chimney Ridge Investors
                   Courtyards of Kendall Limited Partnership
                              Creekwood Investors
                               Drayton Investors
                              Highland Investors
                              Pinebrook Investors
                             Quails Lake Investors
                           Ridgepoint Hill Investors
                              Westwood Investors
                              Overland Investors
                  Woodland Hills Partners Limited Partnership